UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2015

SOUTHWEST GAS CORPORATION

(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road Post Office Box 98510 Las Vegas, Nevada (Address of principal executive offices)		89193-8510 (Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Board of Directors (“Board”) of Southwest Gas Corporation (“Southwest”) has authorized Southwest’s management to evaluate and pursue a holding company reorganization (the “Reorganization”). Regulatory applications for preapproval of the reorganization are being filed with the Arizona Corporation Commission, the California Public Utilities Commission and the Public Utilities Commission of Nevada.

Regulated natural gas utility operations are conducted through divisions of Southwest, while the construction services segment, Centuri Construction Group (“Centuri”), is operated through subsidiaries of Southwest. Following the Reorganization, Southwest would be a wholly owned subsidiary of the new parent holding company (“HoldCo”), and Southwest’s 96.6% interest in Centuri would be held by HoldCo. HoldCo would be a California corporation.

Upon consummation of the Reorganization, each outstanding share of Southwest common stock would automatically convert into a share of common stock of HoldCo on a one-for-one basis. Shareholders of Southwest immediately prior to consummation of the Reorganization would own the same relative percentages of HoldCo upon the consummation of the Reorganization. Shareholder approval is not required to consummate the Reorganization under the provisions of the California Corporations Code. The Reorganization would not result in any new tax liabilities for Southwest or its stakeholders, including shareholders.

Southwest believes that it is in the best interests of its utility customers and shareholders to reorganize into a holding company structure. The Reorganization is designed to provide further separation between its regulated and unregulated businesses and additional financing flexibility. The Reorganization is not being pursued in connection with any particular corporate transaction, and no material operational or financial impact is expected.

The Reorganization is subject to approval by the aforementioned state regulatory commissions, consents from various third parties and final Board approval. Subject to such conditions, the Reorganization could become effective in the second half of 2016.

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This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding Southwest’s expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by the use of words such as “will”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “should”, “may” and “assume”, as well as variations of such words and similar expressions referring to the future, and may include (without limitation) statements regarding the Reorganization, the timing for consummation of the Reorganization, the flexibility provided by the Reorganization, and the lack of any material operational or financial impact from the Reorganization. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. Factors that could cause actual results to differ include (without limitation) whether the necessary approvals for the Reorganization will be obtained when anticipated or at all, whether the necessary approvals will require any changes to the Reorganization, whether additional approvals will be required, stock market and stock analyst reaction to the Reorganization, and impact to Southwest’s credit ratings, if any, among other factors. Other factors that may impact an investment in Southwest are discussed under the heading “Risk Factors” in Southwest’s Annual Report on Form 10-K, and in Southwest’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made as of the date hereof, based on information available to Southwest as of the date hereof, and Southwest assumes no obligation to update any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: October 13, 2015	/s/ GREGORY J. PETERSON
Gregory J. Peterson Vice President/Controller and Chief Accounting Officer